UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2006

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

On May 24, 2006, UTStarcom, Inc. (the “Company”) issued a press release entitled “UTStarcom Audit Committee Concludes Independent Investigation.”  A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this report, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. In addition, the information in this report shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporating language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 4.02                                             Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 22, 2006, the Audit Committee of the Board of Directors (the “Committee”) of the Company concluded, in consultation with and upon the recommendation of the Company’s management, that all previously issued financial statements for the fiscal years ended December 31, 2003 and December 31, 2004, and for each fiscal quarter within these fiscal years, and the financial statements issued for the first three quarters of fiscal period ended December 31, 2005, should be restated to correct certain errors contained therein. Accordingly, such financial statements should no longer be relied upon until such financial statements have been restated.

As outlined in the Company’s press releases dated February 9, 2006, March 16, 2006, and May 18, 2006, the Committee conducted an investigation, with the assistance of independent counsel and forensic accountants, with regard to the circumstances surrounding the premature recognition of revenue on a contract with a customer in India and a number of certain other transactions.

Specifically, it was determined that the Company prematurely recognized approximately $22 million in revenue on the India contract, with associated gross margins of less than one million dollars. Management has concluded that certain information was withheld from management and the Company’s auditors at the time revenue was originally recorded, which resulted in inappropriate revenue recognition during several of the quarters from 2003 through 2005.

Additionally, as a result of this investigation, management has also identified a limited number of certain other transactions which also require adjustment. These adjustments relate primarily to contracts where management has determined that revenue was prematurely recognized because certain elements of these contracts were undelivered at the time of the original recognition. Specifically, Company management identified instances where all the relevant documentation pertaining to these contracts was not previously made available to management and the Company's auditors for evaluation at the time of original revenue recognition.

The Company analyzed all the pertinent quantitative and qualitative factors surrounding these transactions and determined that previously issued financial statements should be restated for the fiscal years ended 2003 and 2004, and for each fiscal quarter within these fiscal years, and for the first three quarters of 2005.

The Committee and management have discussed these matters with the Company’s independent registered public accounting firm.

Item 9.01                                                Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                           Press release entitled “UTStarcom Audit Committee Concludes Independent Investigation.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: May 24, 2006	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer